UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 17, 2003

SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Arkansas	1-8246	71-0205415
(State of incorporation	(Commission	(I.R.S. Employer
or organization)	File Number)	Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas 77032
(Address of principal executive offices, including zip code)

(281) 618-4700
(Registrant's telephone number, including area code)

No Change
(Former name, former address and former fiscal year; if changed since last report)

- 1 -

Item 5.

Other Events

Southwestern Energy Company announced on February 17, 2003 its fourth quarter results and year-end 2002 financial and operating results.  For additional information see exhibit 99.1.

Southwestern Energy Company announced on February 17, 2003 that it intends to publicly offer and sell 5,500,000 newly issued shares of its common stock. Southwestern also expects to grant the underwriters of the offering an option to purchase up to 825,000 additional shares of common stock to cover over-allotments, if any. Proceeds from the offering will be used to accelerate the development drilling of the Company's Overton Field in East Texas.  For additional information see exhibit 99.2.

Item 7.(c)

Exhibits

(99.1) Press release dated February 17, 2003, announcing fourth quarter and year-end 2002 financial and operation results.

(99.2) Press release dated February 17, 2003, announcing Southwestern Energy Company's intention to offer common stock under shelf registration statement.

(99.3) Press release dated February 17, 2003, announcing capital program and providing guidance for 2003.

Item 9.

Regulation FD Disclosures

            Southwestern Energy Company is furnishing under Item 9 of this Current Report on Form 8-K the information included as exhibit 99.3 to this report.

Note: The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY
Registrant

DATE:	February 18, 2003	BY:	/s/ GREG D. KERLEY
Greg D. Kerley
Executive Vice President
and Chief Financial Officer

Exhibit Index
Exhibit No.	Description

99.1	Press release dated February 17, 2003, announcing fourth quarter and year-end 2002 financial and operating results.

99.2	Press release dated February 17, 2003, announcing Southwestern Energy Company's intention to offer common stock under shelf registration statement.

99.3	Press release dated February 17, 2003, announcing capital program and providing guidance for 2003.